EXHIBIT 32.0


CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "Report") by Intervest Bancshares Corporation (the "Company"), each of the undersigned, as the principal executive and principal financial officers of the Company, hereby certifies pursuant to 18 U.S.C. Sec.. 1350, as adopted pursuant to Sec.. 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Jerome Dansker
------------------
Jerome Dansker, Chairman and Chief Executive Officer
(Principal Executive Officer)
October 27, 2005



/s/ Lowell S. Dansker
---------------------
Lowell S. Dansker, Vice Chairman, President and Treasurer
(Principal Financial Officer)
October 27, 2005


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.